AMENDMENT TO STOCK PURCHASE AGREEMENT


     This amendment (the "Amendment") to the Stock Purchase Agreement, dated as of August 5, 1997 (the "Agreement") between AETNA INSURANCE COMPANY OF CONNECTICUT ("Seller") and MAGELLAN HEALTH SERVICES, INC. ("Purchaser") is made and entered into as of the 4th day of December, 1997.

     WHEREAS, Seller and Purchaser desire to amend the Agreement in the manner set forth in this Amendment;

     NOW,  THEREFORE,  in  consideration  of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties hereby agree as follows:

     1. Amendment to Section 1.1.

     The definition of "Closing Stockholder's Equity" in Section 1.1 of the Agreement is amended to read, in its entirety, as follows:

          "Closing Stockholder's Equity" means the consolidated stockholder's equity of the Company and its consolidated Subsidiaries as of the close of business on the day immediately preceding the Closing Date as set forth on the Closing Balance Sheet less $4,000,000.

     2. Miscellaneous.

     a. All references in the Agreement to the "Agreement" and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement as amended by this Amendment.

     b. Except to the extent specifically amended by this Amendment, all of the terms and conditions contained in the Agreement shall be and remain in full force and effect.

     c. This Amendment shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns.

     d. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.


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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Amendment as of the date first written above.

                              MAGELLAN HEALTH SERVICES, INC.


                              By:  /s/ Craig L. McKnight
                                   -----------------------
                                   Name: Craig L. McKnight
                                   Title: Executive Vice President & CFO

                              AETNA INSURANCE COMPANY OF
                                 CONNECTICUT


                              By:  /s/  Stephen R. Fisher
                                   -----------------------
                                   Name: Stephen R. Fisher
                                   Title: Assistant Secretary


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